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                                                                   EXHIBIT 10.23

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of December 14, 1998, between WORLD ACCESS, INC., a Delaware corporation f/k/a WAXS INC. (the "Company"), and MARK A. GERGEL (the "Employee"), an individual resident of the State of Georgia.

         1. TERM. The term (the "Term") of this Agreement shall begin on the date hereof (the "Effective Date") and shall continue in effect for a period of three (3) years from the Effective Date (the "Initial Term"); provided, however, the Term shall be extended automatically for an additional year (each an "Additional Term") on each anniversary of the Effective Date unless either party hereto gives written notice to the other party not to so extend at least ninety
(90) days prior thereto, in which case no further extension shall occur; provided further, however, that notwithstanding any such notice by the Company not to extend, the Term shall not expire prior to the expiration of twenty-four
(24) months after the occurrence of a Change in Control (as hereinafter defined).

         2. EMPLOYMENT AND DUTIES. The Employee shall serve as the Executive Vice President and Chief Financial Officer of the Company, reporting only to the Company's Chief Executive Officer, and shall have supervision and control over, and responsibility for, the general financial management and operation of the Company, and shall have such other powers and duties as may from time to time be prescribed by the Company's Chief Executive Officer or board of directors, provided that such duties are consistent with his present duties and with the Employee's position as a senior executive officer in charge of the general financial management of the Company. The Company shall provide the Employee with a private office, secretarial and administrative assistance, office equipment, supplies and other facilities and services suitable to the Employee's position.

         3. SALARY. For all services to be rendered by the Employee pursuant to this Agreement, the Company hereby agrees to pay the Employee a base salary at an annual rate of $300,000.00 per year (the "Base Salary"), payable in accordance with the Company's payroll practices in effect from time to time. Any increase in Base Salary or other compensation granted by the compensation committee of the Company's board of directors shall in no way limit or reduce any other obligation of the Company hereunder. Once established at an increased specified rate, the Base Salary hereunder shall not thereafter be reduced, and the term Base Salary used in this Agreement shall refer to the Base Salary as so increased.

         4. BONUS. In addition to his Base Salary, in the discretion of the Company's board of directors, the Employee may be awarded for each calendar year during the Term an annual bonus (an "Annual Bonus") either pursuant to a bonus or incentive plan of the Company or otherwise on terms no less favorable than those awarded to other executive officers of the Company.


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         5. BENEFITS. The Employee shall be entitled to all benefits and conditions of employment provided by the Company to its executive officers, including, without limitation, insurance, participation in the Company's vacation policy, and participation in any stock option or incentive compensation plans, pension, profit sharing or other retirement plans, subject (in each case) to the terms of such plans and any provisions, rules, regulations and laws applicable to such plans.

         6. REIMBURSEMENT FOR BUSINESS EXPENSES. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses incurred by him in the direct performance of his duties during his employment with the Company pursuant to the terms of this Agreement and in accordance with the Company's policies in effect from time to time. All requests for reimbursement shall be substantiated by invoices and other pertinent data reasonably satisfactory to the Company.

         7. PERFORMANCE. The Employee shall devote all of his working time and efforts to the business and affairs of the Company and to the diligent, faithful and competent performance of the duties and responsibilities assigned to him pursuant to this Agreement, except for vacations, weekends and holidays. Notwithstanding the foregoing, the Employee may render charitable, civic and outside board services so long as such services do not materially interfere with the Employee's ability to discharge his duties, including, without limitation, such outside services as the Employee is currently performing.

         8. NON-DISCLOSURE OF PROPRIETARY INFORMATION; NON-COMPETITION; NON-SOLICITATION.

                  8.1. CONFIDENTIAL INFORMATION; TRADE SECRETS. As used in this Agreement, the term "Confidential Information" shall mean valuable, non-public, competitively sensitive data and information relating to the Company's business or the business of any entity affiliated with the Company, other than Trade Secrets (as defined below). "Confidential Information" shall include, among other things, information specifically designated as a Trade Secret that is, notwithstanding the designation, determined by a court of competent jurisdiction not to be a "trade secret" under applicable law. As used in this Agreement, the term "Trade Secrets" shall mean information or data of or about the Company or any entity affiliated with the Company, including, without limitation, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers, that (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" under applicable law, the foregoing definition shall be deemed amended to the extent necessary to render it consistent with applicable law.



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                  8.2. NON-DISCLOSURE. The Employee will be exposed to Trade
Secrets and Confidential Information as a result of his employment by the Company as provided in this Agreement. The Employee acknowledges and agrees that any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information of the Company would be wrongful and would likely result in immediate and irreparable injury to the Company. In consideration of the Employee's right to employment (or continued employment) under the terms of this Agreement, except as appropriate in connection with the performance of his obligations under this Agreement, the Employee shall not, without the express prior written consent of an officer of the Company other than the Employee, redistribute, market, publish, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly, in any way for any person or entity (i) any Confidential Information during the Term of this Agreement and for a period of two (2) years after the final date of the Term of this Agreement; and (ii) any Trade Secrets at any time (during or after the Term of this Agreement) during which such information or data shall continue to constitute a "trade secret" under applicable law. The Employee agrees to cooperate with any reasonable confidentiality requirements of the Company. The Employee shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which the Employee becomes aware (the "1934 Act").

                  8.3. NON-COMPETITION. The Employee shall not, either directly or indirectly, alone or in partnership, be connected or concerned with or participate in any other competing business or pursuit during any employment by the Company, except that the Employee may own up to three percent of the outstanding securities of a competing business the securities of which are registered with the Securities and Exchange Commission if such company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                  8.4. NON-SOLICITATION. For a period of one (1) year immediately following any termination of the Employee's employment, the Employee will not solicit, or participate in any solicitation of, the customers, suppliers, employees or representatives of the Company (or any of its subsidiaries or affiliated companies) to breach any contract with the Company, terminate any relationship with the Company or leave the Company. For purposes of this Agreement, customers shall be limited to actual customers or actively-sought prospective customers of the Company or any subsidiary or affiliate of the Company with whom the Employee has had substantial contact during the Term of this Agreement.

         9. CERTAIN DEFINITIONS.

                  9.1. ACCRUED COMPENSATION. For purposes of this Agreement, "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date, including, without limitation, (i) Base Salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Employee on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay, (iv) bonuses, including, without limitation, any Annual Bonus, and incentive compensation, and (v) all other amounts to which the Employee is entitled under any compensation plan of the Company at the times such payments are due.



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                  9.2. BASE AMOUNT. For purposes of this Agreement, "Base
Amount" shall mean the Employee's annual Base Salary at the highest rate in effect on, or at any time during the ninety (90) day period prior to, the Termination Date and shall include all amounts of the Employee's Base Salary that are deferred under any qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

                  9.3. CAUSE. For purposes of this Agreement, a termination of employment is for "Cause" if the Employee has been convicted of a felony or a felony prosecution has been brought against the Employee or if the termination is evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Company's board of directors that the Employee (i) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Employee's incapacity due to physical or mental illness or from the Employee's assignment of duties that would constitute "Good Reason" (as hereinafter defined)) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Employee specifying the manner in which the Employee has failed substantially to perform, or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company; provided, however, that (A) where the Employee has been terminated for Cause because a felony prosecution has been brought against him and no conviction or plea of guilty or plea of nolo contendere or its equivalent results therefrom, then said termination shall no longer be deemed to have been for Cause and the Employee shall be entitled to all the benefits provided by Section 10.1(i) hereof from and after the date on which the prosecution of the Employee has been dismissed or a judgement of acquittal has been entered, whichever shall first occur; and (B) no termination of the Employee's employment shall be for Cause as set forth in clause (ii) above until
(x) there shall have been delivered to the Employee a copy of a written notice setting forth that the Employee was guilty of the conduct set forth in clause
(ii) and specifying the particulars thereof in detail, and (y) the Employee shall have been provided an opportunity to be heard in person by the Company's board of directors (with the assistance of the Employee's counsel if the Employee so desires). No act, or failure to act, on the Employee's part shall be considered "intentional" unless the Employee has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Employee's action or failure to act was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Company's board of directors or upon the instructions of any senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. Any termination of the Employee's employment by the Company hereunder shall be deemed to be a termination other than for Cause unless it meets all requirements of this
Section 9.3.

                  9.4. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall have occurred if:

                           (i) a majority of the directors of the Company shall
                  be persons other than



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                  persons: (A) for whose election proxies shall have been
                  solicited by the Company's board of directors, or (B) who are then serving as directors appointed by the Company's board of directors to fill vacancies on the board of directors caused by death or resignation (but not by removal) or to fill newly-created directorships;

                           (ii) a majority of the outstanding voting power of
                  the Company shall have been acquired or beneficially owned (as defined in Rule 13d-3 under the 1934 Act or any successor rule thereto) by any person (other than the Company, a subsidiary of the Company or the Employee) or Group (as defined below), which Group does not include the Employee; or

                           (iii) there shall have occurred:

                                    (A) a merger or consolidation of the Company
                           with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger or consolidation in which (a) the holders of voting stock of the Company immediately prior to the merger as a class continue to hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent and
                           (b) all holders of each outstanding class or series of voting stock of the Company immediately prior to the merger or consolidation have the right to receive substantially the same cash, securities or other property in exchange for their voting stock of the Company as all other holders of such class or series);

                                    (B) a statutory exchange of shares of one or
                           more classes or series of outstanding voting stock of the Company for cash, securities or other property;

                                    (C) the sale or other disposition of all or
                           substantially all of the assets of the Company (in one transaction or a series of transactions); or

                                    (D) the liquidation or dissolution of the
                           Company;

                  unless more than twenty-five percent (25%) of the voting stock (or the voting equity interest) of the surviving corporation or the corporation or other entity acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or of the Company or its resulting parent corporation (in the case of a statutory share exchange) is beneficially owned by the Employee or a Group that includes the Employee.

                  9.5. GROUP. For purposes of this Agreement, "Group" shall mean any two or more persons acting as a partnership, limited partnership, syndicate, or other group acting in



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concert for the purpose of acquiring, holding or disposing of voting stock of the Company.

                  9.6. DISABILITY. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties with the Company for a period of one hundred eighty (180) consecutive days and the Employee has not returned to his full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

                  9.7. GOOD REASON.

                           9.7.1. For purposes of this Agreement, "Good Reason"
                  shall mean a good faith determination by the Employee, in the Employee's sole and absolute judgment, that any one or more of the following events has occurred, without the Employee's express written consent:

                                    (i) the assignment to the Employee of any
                           duties inconsistent with the Employee's position (including, without limitation, status, titles and reporting requirements), authority, duties or responsibilities as in effect immediately prior to the date hereof, or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose isolated and inadvertent action not taken in bad faith and remedied by the Company promptly after receipt of notice thereof given by the Employee;

                                    (ii) a reduction by the Company in the
                           Employee's Base Salary, as the same may be increased from time to time, or a change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement under which the Employee is covered immediately prior to the Termination Date which adversely affects the Employee;

                                    (iii) any failure to pay the Employee any
                           compensation or benefits to which he is entitled within five (5) days of the date due;

                                    (iv) the Company's requiring the Employee to
                           be based anywhere other than within fifty (50) miles of the Employee's job location as of the date hereof, except for reasonably required travel on the Company's business which is not greater than such travel requirements prior to the date hereof;

                                    (v) the taking of any action by the Company
                           that would materially adversely affect the physical conditions existing in or under which the Employee performs his employment duties;



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                                    (vi) the insolvency or the filing (by any
                           party, including the Company) of a petition for bankruptcy by the Company;

                                    (vii) any purported termination of the
                           Employee's employment for Cause by the Company which does not comply with the terms of Section 9.3 hereof; or

                                    (viii) any breach by the Company of any
                           provision of this Agreement.

                           9.7.2. The Employee's right to terminate his
                  employment pursuant to this Section 9 shall not be affected by his incapacity due to physical or mental illness.

                  9.8. NOTICE OF TERMINATION. For purposes of this Agreement, "Notice of Termination" shall mean a written notice of termination from the Company of the Employee's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

                  9.9. TERMINATION DATE. For purposes of this Agreement, "Termination Date" shall mean, in the case of the Employee's death, his date of death, in the case of the Employee's voluntary termination, the last day of employment, and in all other cases (other than in the case of a successor or an assignee, which is provided for in Section 14.1 hereof), the date specified in the Notice of Termination; provided, however, that if the Employee's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Employee; and provided further that in the case of Disability the Employee shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days.

         10.      BENEFITS AND PAYMENTS UPON TERMINATION OF EMPLOYMENT.

                  10.1. COMPENSATION AND BENEFITS. If, during the term of this Agreement, the Employee's employment with the Company shall be terminated, the Employee shall be entitled to the following compensation and benefits in the following circumstances:

                           (i) If the Employee's employment with the Company
                  shall be terminated (A) by the Company for Cause or Disability, or (B) by reason of the Employee's death, then the Company shall pay to the Employee all Accrued Compensation.

                           (ii) If the Employee's employment with the Company
                  shall be terminated by the Company pursuant to Section 13.2 hereof, the Employee shall be entitled to the following:

                                    (A) the Company shall pay the Employee all
                           Accrued Compensation;



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                                    (B) the Company shall pay the Employee as
                           severance pay and in lieu of any further compensation for periods subsequent to the Termination Date an amount in cash equal to one (1) times the Base Amount;

                                    (C) for twelve (12) months or such longer
                           period as may be provided by the terms of the appropriate program, practice or policy, the Company shall, at its expense, continue on behalf of the Employee and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits generally made available to the Company's executive officers at any time during the 90-day period prior to the Termination Date or at any time thereafter, provided that (1) the Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Employee obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Employee hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Employee than the coverages and benefits required to be provided hereunder, and (2) this clause (C) shall not be interpreted so as to limit any benefits to which the Employee or his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Employee's termination of employment, including, without limitation, retiree medical and life insurance benefits; and

                                    (D) the restrictions on any outstanding
                           incentive awards (including, without limitation, restricted stock and granted performance shares or units) under any incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options, warrants and stock appreciation rights granted to the Employee on or prior to the date of this Agreement shall become immediately exercisable and 100% vested and, notwithstanding anything to the contrary contained in the plan, agreement or other instrument relating to such stock option, warrant or stock appreciation rights with regard to the period of time within which such stock option, warrant or stock appreciation rights must be exercised following the Employee's termination of employment or provision of services to the Company, all such stock options, warrants and stock appreciation rights may be exercised at any time and from time to time until the one (1) year anniversary of the Termination Date, and all performance units granted to the Employee shall become 100% vested.

                           (iii) If the Employee's employment with the Company
                  shall be terminated



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                  by the Employee pursuant to Section 13.3 hereof, then the
                  Employee shall be entitled to the following:

                                    (A) the Company shall pay the Employee all
                           Accrued Compensation;

                                    (B) the Company shall pay the Employee as
                           severance pay and in lieu of any further compensation for periods subsequent to the Termination Date an amount in cash equal to one-half (1/2) times the Base Amount;

                                    (C) for six (6) months or such longer period
                           as may be provided by the terms of the appropriate program, practice or policy, the Company shall, at its expense, continue on behalf of the Employee and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits generally made available to the Company's executive officers at any time during the 90-day period prior to the Termination Date or at any time thereafter, provided that (1) the Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Employee obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Employee hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Employee than the coverages and benefits required to be provided hereunder, and (2) this clause (C) shall not be interpreted so as to limit any benefits to which the Employee or his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Employee's termination of employment, including, without limitation, retiree medical and life insurance benefits; and

                                    (D) the restrictions on any outstanding
                           incentive awards (including, without limitation, restricted stock and granted performance shares or units) under any incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options, warrants and stock appreciation rights granted to the Employee on or prior to the date of this Agreement shall become immediately exercisable and 100% vested and, notwithstanding anything to the contrary contained in the plan, agreement or other instrument relating to such stock option, warrant or stock appreciation rights with regard to the period of time within which such stock option, warrant or stock appreciation rights must be exercised following the Employee's termination of employment or provision of services to the Company, all such stock options, warrants and stock appreciation rights may be exercised at any time and from time to



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                           time until the one (1) year anniversary of the
                           Termination Date, and all performance units granted to the Employee shall become 100% vested.

                           (iv) The amounts provided for in subsections 10.1(i),
                  10.1(ii)(A) and (B) and 10(iii)(A) and (B) shall be paid (A) in a lump sum in cash within five (5) days of the Employee's Termination Date, or (B) at the Employee's option made pursuant to a written election delivered to the Company before the Termination Date, in three (3) substantially equal annual payments commencing no later than five (5) days after the Employee's Termination Date. Should the Employee elect to receive such payments in installments, the amount of the Company's outstanding obligation to the Employee shall be credited with interest on a monthly basis at a rate equal to the "Applicable Federal Rate," as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), then in effect.

                           (v) The Employee shall not be required to mitigate
                  the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment, except as provided in subsection 10.1(ii)(C) and 10.1(iii)(C).

                  10.2. NO SEVERANCE. The severance pay and benefits provided for in this Section 10 shall be in lieu of any other severance or termination pay to which the Employee may be entitled under any Company severance or termination plan, program, practice or arrangement; provided, however, if the Employee would be entitled to the severance pay and benefits under that certain Severance Protection Agreement dated as of November 1, 1997 by and between World Access, Inc. and the Employee (the "Severance Protection Agreement"), then the severance pay and benefits provided for in the Severance Protection Agreement shall be in lieu of the severance pay and benefits provided for in this Section 10.

                  10.3. OTHER COMPENSATION AND BENEFITS. The Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

         11. EXCISE TAX PAYMENTS.

                  11.1. EXCISE TAX. Notwithstanding anything contained herein to the contrary, if any portion of the payments and benefits provided hereunder and benefits provided to, or for the benefit of, the Employee under any other plan or agreement of the Company (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Code or would be nondeductible by the Company pursuant to Section 280G of the Code, the Payments shall be reduced (but not below zero) if and to the extent necessary so that no portion of any Payment to be made or benefit to be provided to the Employee shall be subject to the Excise Tax or shall be nondeductible by the



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Company pursuant to Section 280G of the Code (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Employee shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce or eliminate the Payments by first reducing or eliminating those payments or benefits, if any, which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined).
Any notice given by the Employee pursuant to the immediately preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Employee's rights and entitlements to any benefits or compensation.

                  11.2. INITIAL DETERMINATION. An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount and the amount of such Limited Payment Amount shall be made by a nationally-recognized accounting firm selected by the Company and reasonably acceptable to the Employee (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and the Employee within thirty
(30) days of the Termination Date and if the Accounting Firm determines that no Excise Tax is payable by the Employee with respect to a Payment or Payments, it shall furnish the Employee with an opinion reasonably acceptable to the Employee that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to the Employee, the Employee shall have the right to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Employee subject to the application of Section 11.3 below.

                  11.3. FINAL DETERMINATION. As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, the Employee either have been made or will be made by the Company which, in either case, will be inconsistent with the limitations provided in Section 11.1 (hereinafter referred to as an "Excess Payment" or "Underpayment", respectively). If it is established pursuant to a final determination of a court of competent jurisdiction or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Employee made on the date the Employee received the Excess Payment, and the Employee shall repay the Excess Payment to the Company on demand (but not less than ten (10) days after written notice is received by the Employee), together with interest on the Excess Payment at the "Applicable Federal Rate" (as defined in Section 1274(d) of the Code) from the date of the Employee's receipt of such Excess Payment until the date of such repayment. In the event that it is determined by (i) the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court of competent jurisdiction, or (iii) upon the resolution, to the Employee's satisfaction, of the Dispute, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Employee within ten (10) days of such determination or resolution, together with interest on such amount at the Applicable

Federal Rate from the date such amount would have been paid to the Employee until the date of payment.

         12. ONE MILLION DOLLAR DEDUCTION LIMIT.

                  12.1. SECTION 162(M). Notwithstanding anything contained herein to the contrary, if any portion of the Payments would be nondeductible by the Company pursuant to Section 162(m) of the Code, the Payments to be made to the Employee in any taxable year of the Company shall be reduced (but not below zero) if and to the extent necessary so that no portion of any Payment to be made or benefit to be provided to the Employee in such taxable year of the Company shall be nondeductible by the Company pursuant to Section 162(m) of the Code. The amount by which any Payment is reduced pursuant to the immediately preceding sentence, together with interest thereon at the Applicable Federal Rate, shall be paid by the Company to the Employee on or before the fifth business day of the immediately succeeding taxable year of the Company, subject to the application of the limitations of the immediately preceding sentence and this Section 12. Unless the Employee shall have given prior written notice specifying a different order to the Company to effectuate this Section 12, the Company shall reduce or eliminate the Payments in any one taxable year of the Company by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Section 162(m) Determination (as hereinafter defined). Any notice given by the Employee pursuant to the immediately preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Employee's rights and entitlements to any benefits or compensation.

                  12.2. SECTION 162(M) DETERMINATION. The determination as to whether the Payments shall be reduced pursuant to Section 12.1 hereof and the amount of the Payments to be made in each taxable year after the application of
Section 12.1 hereof shall be made by the Accounting Firm at the Company's expense. The Accounting Firm shall provide its determination (the "Section 162(m) Determination"), together with detailed supporting calculations and documentation, to the Company and the Employee within thirty (30) days of the Termination Date. The Section 162(m) Determination shall be binding, final and conclusive upon the Company and the Employee.

         13. TERMINATION. The Employee's employment hereunder may be terminated without any breach of this Agreement only in accordance with this Section 13.

                  13.1. TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Employee's employment at any time for Cause by providing to the Employee a Notice of Termination, whereupon the Employee shall be entitled to all of the benefits and payments provided for under
         Section 10 hereof.

                  13.2. TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Employee's employment at any time without Cause by providing to the

         Employee a Notice of Termination, whereupon the Employee shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

                  13.3. TERMINATION BY THE EMPLOYEE. The Employee's employment may be terminated by the Employee at any time by providing the Company with notice of such termination and specifying in the notice the effective date of such termination, which shall not be less than one hundred twenty (120) days after giving such notice, whereupon the Employee's employment shall terminate on the date specified in such notice and the Employee shall be entitled to all of the benefits and payments provided for under Section 10 hereof; provided, however, that following receipt of such notice, the Company may specify, in its discretion, the date on which the Employee's employment shall terminate so long as the date so specified is not more than one hundred twenty
         (120) days after the date on which the Employee shall have given notice, in which case the Employee's employment shall terminate on the date so specified by the Company.

                  13.4. TERMINATION UPON DISABILITY. The Company may terminate the Employee's employment upon the Disability of the Employee by providing to the Employee a Notice of Termination, whereupon the Employee shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

                  13.5. DEATH. In the event of the Employee's death during his employment hereunder, the Employee's employment shall be automatically terminated.

         14. SUCCESSORS AND ASSIGNS.

                  14.1. ASSUMPTION AND AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) or assign, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if his employment had been terminated pursuant to Section 13.2 hereof, except that for purposes of implementing the foregoing, the date on which any such succession or assignment becomes effective shall be deemed the Termination Date hereunder. As used in the Agreement, Company shall mean the Company as hereinbefore defined and any successor or assign that executes and delivers the agreement provided for in this Section 14.1 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  14.2. RIGHTS OF EMPLOYEE. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devise, legatee or other designee or, if there be no such designee, to the Employee's estate.

         15. INJUNCTIVE RELIEF. The Company and the Employee agree that damages are an inadequate remedy for, and that the Company or any successor to the business of the Company would be irreparably harmed by, any breach of Section 8 of this Agreement, and that the Company, any successor to the business of the Company or any permitted assignee of the Company shall be entitled to equitable relief in the form of a preliminary or permanent injunction upon any breach of
Section 8 hereof.

         16. NOTICES. For the purpose of this Agreement, notices and all other communications to either party hereunder provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by first-class mail or airmail, postage prepaid, addressed:

                  If to the Employee:

                  Mr. Mark A. Gergel
                  945 E. Paces Ferry Road, Suite 2200
                  Atlanta, Georgia 30326

                  If to the Company:

                  World Access, Inc.
                  945 E. Paces Ferry Road, Suite 2200
                  Atlanta, Georgia 30326


or to such other address(es) as either party may have furnished to the other party in writing in accordance with this Section.

         17. MISCELLANEOUS. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver (i) is agreed to in writing and is signed by the Employee and a representative of the Company, its successor or permitted assignee and (ii) has been approved by the board of directors of the Company, its successor or any permitted assignee of the Company. No waiver by either party to this Agreement at any time of breach by the other party of, or compliance by the other party with, any condition or provision of this Agreement to be performed by the other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter of this Agreement have been made by either party that are not expressly set forth in this Agreement.

         18. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which other provisions shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision.

         19. COUNTERPARTS. This document may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

         20. HEADINGS. The headings of the paragraphs contained in this document are for reference purposes only and shall not, in any way, affect the meaning or interpretation of any provision of this Agreement.

         21. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Georgia.

         22. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, other than the provisions of Section 8 hereof, shall, on the written request of one party served upon the other, be settled by binding arbitration in Fulton County, Georgia in accordance with the commercial arbitration rules then recognized by the American Arbitration Association, and judgment upon the award rendered may be entered and enforced in any court having jurisdiction thereof.

         23. FEES AND EXPENSES. The Company shall pay all legal fees and related expenses incurred by the Employee as they become due as a result of or in connection with (i) the Employee's termination of employment (including, without limitation, all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Employee seeking to obtain or enforce any right or benefit provided by this Agreement (including, without limitation, any such fees and expenses incurred in connection therewith) or by any other plan or arrangement maintained by the Company under which the Employee is or may be entitled to receive benefits, (iii) the Employee's hearing before the Company's board of directors as contemplated in Section 9.3 of this Agreement, and (iv) any tax audit or proceeding to the extent attributable to the application of any Excise Tax with respect to any Payment or Payments hereunder, plus in each case interest on any delayed payment at the "Applicable Federal Rate," as defined in Section 1274(d) of the Code, as then in effect.

         24. ENTIRE AGREEMENT. Other than the Severance Protection Agreement, which shall continue in full force and effect until the Termination Date, this Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements (if any), understandings and arrangements (oral or written) between the parties hereto.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer, and the Employee has executed and delivered this Agreement, all as of the date first written above.

                                    WORLD ACCESS, INC.


                                    By:
                                       -----------------------------------------
                                       Steven A. Odom
                                       Chairman of the Board


                                    --------------------------------------------
                                             MARK A. GERGEL